EXHIBIT 99.1




Contact:        Brad E. Schwartz - (434) 773-2242
                Senior Vice President/ Chief Financial Officer

Distribute:     PR Newswire, Virginia State/Local News

Dated:          March 19, 2004

            American National Bankshares Announces Quarterly Dividend

     FOR IMMEDIATE RELEASE (Danville, Virginia) - The Board of Directors of American National Bankshares Inc. (NASDAQ: AMNB), parent company of American National Bank and Trust Company, declared a quarterly cash dividend of $0.19 per share of common stock, payable on March 26, 2004, to shareholders of record on March 10, 2004.

     American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with fourteen offices in Danville, Chatham, Collinsville, Gretna, Martinsville, Henry County and South Boston, Virginia and Yanceyville, North Carolina. Services are also provided through twenty ATMs, "AmeriLink" internet banking, and 24-hour "Access American" phone banking. Two bank subsidiaries, ANB Mortgage Corp. and ANB Investor Services, offer mortgage loans and brokerage services. The shares of American National Bankshares Inc. are traded on the NASDAQ National Market under the symbol "AMNB". Additional information about American National is available on its website at www.amnb.com.





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